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                                                                     EXHIBIT 1.1

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                            FRONTIER OIL CORPORATION



                                  $190,000,000

                         11 3/4% SENIOR NOTES DUE 2009



                             UNDERWRITING AGREEMENT

                                NOVEMBER 5, 1999



                            BEAR, STEARNS & CO. INC.
                                LEHMAN BROTHERS
                            WARBURG DILLON READ LLC



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                            FRONTIER OIL CORPORATION

                                  $190,000,000
                         11 3/4% SENIOR NOTES DUE 2009


                             UNDERWRITING AGREEMENT


                                                                November 5, 1999
                                                              New York, New York


BEAR, STEARNS & CO. INC.
LEHMAN BROTHERS
WARBURG DILLON READ LLC
  c/o Bear, Stearns & Co. Inc.
  245 Park Avenue
  New York, New York  10167

Ladies & Gentlemen:

     Frontier Oil Corporation, a Wyoming corporation (the "Company"), proposes to issue and sell to Bear, Stearns & Co. Inc., Lehman Brothers and Warburg Dillon Read LLC (the "Underwriters") $190,000,000 aggregate principal amount of its 11 3/4% Senior Notes due 2009 (the "Notes"), subject to the terms and conditions set forth herein (the "Offering"). The Notes will be issued pursuant to an indenture (the "Indenture"), to be dated the Closing Date (as defined below), among the Company and Chase Bank of Texas, National Association, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.

     On the Closing Date, simultaneously with the closing of the Offering, the Company will acquire the El Dorado refinery and related assets from Equilon Enterprises LLC (the "El Dorado Acquisition") pursuant to an asset purchase and sale agreement as described in the Prospectus (as defined below) under the heading "Summary--The Transaction." In the event that the El Dorado Acquisition is not consummated simultaneously with the closing of the Offering, the gross proceeds of the Offering, before deducting for discounts and commissions to the Underwriters, along with additional cash to be deposited by the Company with Chase Bank of Texas, National Association, as escrow agent (the "Escrow Agent"), will be placed in an escrow account (the "Escrow Account") in accordance with an Escrow Agreement, dated as of the date of the Indenture, by and among the Company, the Trustee and the Escrow Agent (the "Escrow Agreement"). The funds in the Escrow Account will be released on or before January 11, 2000 either to finance the El Dorado Acquisition or to satisfy the Special Mandatory Redemption (as defined in the Indenture). This Agreement, the Notes, the Indenture and the Escrow Agreement are hereinafter referred to collectively as the "Operative Documents."

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     1.   AGREEMENTS TO SELL AND PURCHASE.  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for the Notes will be $955.62 per $1,000 principal amount of Notes. If the El Dorado Acquisition is not consummated simultaneously with the closing of the Offering, and the gross proceeds are placed in the Escrow Account, the Company will pay on the Closing Date an amount representing the discounts and commissions directly to the Underwriters by wire transfer into an account designated by the Underwriters. In the event that a Special Mandatory Redemption occurs, the Underwriters agree to repay the Company two-thirds of the amounts paid to the Underwriters as discounts and commissions in connection with the Offering.

     2. OFFERING. The Company has filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the "Act"), a registration statement on Form S-3 (Registration no. 333-80253), including a related prospectus (the "Basic Prospectus"), relating to the registration of certain senior debt securities, including the Notes, and certain other securities to be sold from time to time by the Company in accordance with Rule 415 of the Act. A prospectus supplement relating to the Notes, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424(b) of the Act. Such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424(b), is herein referred to as the "Prospectus Supplement." The registration statement, as amended at the date hereof, including the exhibits thereto, is herein called the "Registration Statement," and the Basic Prospectus included therein, as supplemented by the Prospectus Supplement, is herein called the "Prospectus;" provided, however, that if such Prospectus is amended or supplemented on or after the date hereof but prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424(b), the term "Prospectus" shall refer to such Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement; and provided, further, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If an abbreviated registration statement is prepared and filed with the Commission in accordance with Rule 462(b) under the Act (an "Abbreviated Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Abbreviated Registration Statement. For purposes of this Agreement, the words "amend," "amendment," "amended," "supplement" or "supplemented" with respect to the Registration Statement or the Prospectus shall mean amendments or supplements to the Registration Statement or the Prospectus, as the case may be, as well as documents filed after the date of this Agreement and prior to the completion of the distribution of the Notes and incorporated by reference therein as described above. As used in this Agreement, "Effective Date" means the date the Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission.

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     3.   DELIVERY AND PAYMENT.

          Delivery of the Notes shall be made, against payment of the purchase price therefor, at the offices of Andrews & Kurth L.L.P., Chase Tower, 600 Travis, Suite 4200, Houston, Texas 77002, or such other location as may be mutually acceptable. Such delivery and payment shall be made at 10:00 a.m., New York City time, on November 12, 1999 or at such other time as shall be agreed upon by the Underwriters and the Company. The time and date of such delivery and payment are herein called the "Closing Date." On the Closing Date, one or more Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate amount corresponding to the aggregate principal amount of the Notes sold to the Underwriters (the "Global Note") shall be delivered by the Company to Bear, Stearns & Co. Inc., as agent for the Underwriters, against payment by the Underwriters of the purchase price therefor, by wire transfer, in same-day funds, (A) to an account designated by the Company if the El Dorado Acquisition is consummated on the Closing Date, provided that the Company shall give at least two business days' prior written notice to Bear, Stearns & Co. Inc. of the information required to effect such wire transfer, or (B) if the El Dorado Acquisition is not consummated on the Closing Date, to the Escrow Account. The Global Note shall be made available to Bear, Stearns & Co. Inc. for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

     4. AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the Underwriters as follows:

          (a) The Company will timely transmit copies of the Prospectus, and any amendments or supplements thereto, as applicable, to the Commission for filing pursuant to Rule 424(b) of the Act.

          (b) To advise the Underwriters promptly (confirming such advice in writing) of any official request made by the Commission for amendments to the Registration Statement or the Prospectus or for additional information with respect thereto, of official notice of institution of proceedings for, or the entry of, any stop order or any other order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus supplement or the Prospectus, or of the suspension of qualification of the Notes for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose and, if such a stop order should be entered by the Commission or any other order preventing or suspending the use of any preliminary prospectus supplement or the Prospectus or suspending any such qualification should be issued, to use promptly its reasonable efforts to obtain the lifting, removal or withdrawal thereof as soon as possible.

          (c) If at any time when a Prospectus relating to the Notes is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act, or to file under the Exchange Act, so as to

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comply with the Exchange Act or the Act, any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, to notify the Underwriters promptly and prepare and file, with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Underwriters) which will correct such misstatement or omission or which will effect such compliance and to use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

          (d) To the extent not previously furnished to the Underwriters, to promptly furnish them with one signed and three conformed copies of the Registration Statement, as initially filed with the Commission, including all amendments thereto, and of all documents incorporated therein (including all exhibits filed therewith, other than exhibits which have previously been furnished to the Underwriters and exhibits incorporated by reference in such documents).

          (e) To furnish the Underwriters, counsel for the Underwriters and those persons identified by the Underwriters, without charge, as many copies of the preliminary prospectus supplement and the Prospectus and any amendments or supplements thereto, as the Underwriters may reasonably request. The Company consents to the use of the preliminary prospectus supplement and the Prospectus, and any amendments and supplements thereto, by the Underwriters.

          (f) Not to amend or supplement the Registration Statement or Prospectus, or file a document under the Exchange Act if such document would be deemed to be incorporated by reference in the Prospectus, prior to the Closing Date unless the Underwriters and the Underwriters' counsel shall previously have been advised thereof and shall not have objected thereto in good faith within a reasonable time, which shall not in any case be longer than three full business days after the receipt of a copy thereof. The Company shall promptly prepare, upon the Underwriters' request, any amendment or supplement to the preliminary prospectus supplement or the Prospectus that may be necessary or advisable.

          (g) As soon as practicable but no later than 45 days after the end of the fiscal quarter (or 90 days if such fiscal quarter is the fourth fiscal quarter) in which the first anniversary date of the "effective date" (as the term "effective date" is defined in Rule 158 under the Act) of the Registration Statement falls, to make generally available to its security holders an earnings statement of the Company and its Subsidiaries (as contemplated by Section 11(a) and, including, at the Company's option, Rule 158 under the Act) covering a period of at least 12 months after the Effective Date of the Registration Statement.

          (h) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to the performance of the obligations of the Company hereunder, including in connection with: (i) the preparation, printing, filing and distribution of the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereof), any preliminary prospectus supplement and the Prospectus and any amendments or supplements thereto required pursuant hereto and delivery of all other agreements, memoranda, correspondence and all other documents prepared and delivered in connection herewith, (ii) the issuance, transfer and delivery by the Company of the Notes to the Underwriters, (iii) furnishing such copies of the preliminary

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prospectus supplement and the Prospectus, and all amendments and supplements thereto, as may be requested, (iv) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (v) the fees, disbursements and expenses of the Company's counsel and accountants, (vi) all fees and expenses (including fees and expenses of counsel) of the Company in connection with the approval of the Notes by DTC for "book-entry" transfer,
(vii) rating the Notes by rating agencies, (viii) the reasonable fees and expenses of the Trustee and its counsel, (ix) the performance by the Company of its other obligations under this Agreement and the other Operative Documents,
(x) filing fees of the Commission and the National Association of Securities Dealers, Inc. (the "NASD"), if any, and (xi) "roadshow" travel and other expenses incurred by the Company in connection with the marketing and sale of the Notes; provided, however, except as provided in this Section 4(h) and in
Section 11(d), the Underwriters shall pay their own costs and expenses (including the costs and expenses of their counsel).

          (i) To use the proceeds from the sale of the Notes in the manner described in the Prospectus under the heading "Use of Proceeds."

          (j) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Notes.

          (k) To comply with all of its agreements set forth in this Agreement and the other Operative Documents to which it is a party and all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

          (l) To use reasonable best efforts to obtain approval of the Notes by DTC for "book-entry" transfer.

          (m) For a period of five years commencing on the Closing Date, to deliver without charge to the Underwriters, as they may reasonably request, promptly upon their becoming available, copies of (i) all reports or other information that the Company shall mail or otherwise make available to its security holders and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and such other publicly available information concerning the Company or any of its Subsidiaries.

          (n) Not to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes. Except as permitted by the Act, the Company shall not distribute any (i) preliminary prospectus supplement, (ii) prospectus, including, without limitation, the Prospectus or (iii) other offering material in connection with the offering and sale of the Notes.

          (o) Prior to the Closing Date, not to permit any change in the capital stock or material change in the short-term debt or long-term debt of the Company or any of its Subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or

                                       5
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results of operations of the Company or any of its Subsidiaries, otherwise than as set forth or contemplated in the Prospectus, which are or is within the Company's control or power.

          (p) To cause the Indenture to be duly authorized by the Company and to be qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (collectively called the "Trust Indenture Act").

          (q) During the period beginning from the date of this Agreement and continuing to and including the later of (i) the termination of trading restrictions on the Notes, as notified to the Company by the Underwriters, and
(ii) the Closing Date, the Company will not offer, sell, contract to sell or cause to be offered, sold or contracted to sell, or otherwise dispose of any debt securities of the Company which are substantially similar to the Notes, without the prior written consent of Bear, Stearns & Co. Inc.

          (r) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act.

     5.   REPRESENTATIONS AND WARRANTIES.

          The Company represents and warrants to the Underwriters that:

          (i) The Registration Statement (A) has been prepared by the Company in conformity with the requirements of the Act and the Trust Indenture Act and
  (B) has been filed with the Commission under the Act. Such Registration Statement has become effective under the Act. If any post-effective amendment to such Registration Statement has been filed with the Commission prior to the date hereof, the most recent such amendment has been declared effective by the Commission. Copies of such Registration Statement and any amendments thereto have been delivered by the Company to the Underwriters. The Prospectus relating to the Notes, the terms of the offering thereof and the other matters set forth therein has been prepared and has been or will be filed pursuant to Rule 424(b) under the Act within the time period prescribed thereby. The Commission has not issued any order suspending the effectiveness of the Registration Statement, and no such stop order has been initiated or threatened by the Commission.

          (ii) The Registration Statement, at the Effective Date, complied in all material respects and the Prospectus, when first filed pursuant to Rule 424(b) under the Act and at the Closing Date, complied and will comply in all material respects, with the provisions of the Act; the Registration Statement, at the Effective Date, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at its issue date and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not

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  misleading; the documents incorporated by reference in the Prospectus or deemed to be incorporated by reference in the Prospectus, at the time they were or are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act, and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; the Indenture, at the Closing Date, conformed and will conform in all material respects with the requirements of the Trust Indenture Act and has been duly qualified under the Trust Indenture Act; provided, however, that the Company makes no warranty or representation with respect to any statement contained in, or any matter omitted from, the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of any Underwriter through Bear, Stearns & Co. Inc. to the Company expressly for use with reference to such Underwriter in the Registration Statement or the Prospectus.

          (iii) The Company and each of the following subsidiaries, Frontier Holdings Inc., Frontier Refining & Marketing Inc., Frontier Oil and Refining Company, Frontier Pipeline Inc., Frontier Refining Inc. and Frontier El Dorado Refining Company (the "Subsidiaries"), (A) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, (B) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Prospectus and to own, lease and operate its properties and
  (C) is duly qualified and in good standing as a foreign corporation, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified could not reasonably be expected to (x) result, individually or in the aggregate, in a material adverse effect on the properties, business, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (y) interfere with or adversely affect the issuance or marketability of the Notes or (z) in any manner draw into question the validity of this Agreement or any other Operative Document or the transactions described in the Prospectus under the heading "Use of Proceeds" (any of the events set forth in clauses (x), (y) or (z), a "Material Adverse Effect").

          (iv) All of the outstanding shares of capital stock or other securities evidencing equity securities of the Company have been duly authorized, validly issued and are fully paid and nonassessable, were issued in compliance with all applicable federal and state securities laws and were not issued in violation of any preemptive or similar rights. On June 30, 1999, as adjusted to give effect to the offering of the Notes, borrowings under the Frontier Credit Facility and the application of the net proceeds therefrom, the Company would have had an authorized and outstanding capitalization as set forth in the Prospectus in the "As Adjusted" column under the heading "Capitalization," subject to the notes and assumptions included therein.

          (v) All of the outstanding capital stock of each of the Subsidiaries is owned, directly or indirectly, by the Company, free and clear of any security interest, claim,

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  lien, encumbrance, restriction on transfer, limitation on voting rights or other defect of title whatsoever, except pursuant to a pledge of the securities under the Company's $175 million credit facility, led by Union Bank of California N.A. and Paribas to be dated the Closing Date (the "Frontier Credit Facility"); and all such securities have been duly authorized, validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Except for the shares of stock of each Subsidiary owned by the Company and its interest in the Centennial Pipeline, neither the Company nor any Subsidiary owns, directly or indirectly, any shares of capital stock of any corporation or has any equity interest in any firm, partnership, joint venture or other entity.

          (vi) Except as disclosed in the Prospectus, there are not currently any outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any capital stock or other equity interest of the Company or any of its Subsidiaries.

          (vii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes.

          (viii) This Agreement has been duly and validly authorized, executed and delivered by the Company.

          (ix) The Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally and subject to general principles of equity (whether considered in a proceeding in equity or at law) and provided that rights to indemnification and arbitration thereunder may be limited by federal or state securities laws or public policy relating thereto. The Indenture conforms in all material respects to the description thereof in the Prospectus.

          (x) The Escrow Agreement has been duly and validly authorized by the Company and, if and when duly executed and delivered by the Company, will be the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally and subject to general principles of equity (whether considered in a proceeding in equity or at law). The Escrow Agreement conforms in all material respects to the description thereof in the Prospectus.

          (xi) The Notes have been duly and validly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment

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  therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally and subject to general principles of equity (whether considered in a proceeding in equity or at law). The Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Prospectus.

          (xii) Each of the Company and the Subsidiaries is not and, after giving effect to the Offering, will not be, (A) in violation of its charter or bylaws, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or (C) except as described in the Prospectus, in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to it or any of its assets or properties (whether owned or leased), except, in the case of clause (B) or (C), where such event could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument, which default could reasonably be expected to have a Material Adverse Effect.

          (xiii) None of (A) the execution, delivery or performance by the Company of this Agreement or any of the other Operative Documents to which it is a party, (B) the issuance and sale of the Notes or (C) the consummation by the Company of the transactions described in the Prospectus under the heading "Use of Proceeds," violates, conflicts with or constitutes a breach of any of the terms or provisions of, or will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of the Subsidiaries, or an acceleration of any indebtedness of the Company or any of the Subsidiaries pursuant to (1) the charter or bylaws of the Company or any of the Subsidiaries, (2) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their property is or may be bound, (3) any statute, rule or regulation applicable to the Company or any of the Subsidiaries or any of their assets or properties or (4) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of the Subsidiaries or any of their assets or properties, except, in the case of clause (2), (3) or (4), where such event could not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency or (B) any other person is required for
  (1) the execution, delivery and performance by the Company of this Agreement or any of the other Operative Documents to which it is a party, (2) the issuance and sale of the Notes or (3) the consummation of the transactions described in the Prospectus under the heading "Use

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  of Proceeds," except such as have been obtained and made under the Act, the
  Trust Indenture Act, or such as may be required by the NASD.

          (xiv) There is (A) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company, threatened or contemplated to which the Company or any of the Subsidiaries is a party or to which the business or property of the Company or any of the Subsidiaries, is subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of the Subsidiaries is subject or to which the business, assets, or property of either the Company or any of the Subsidiaries is subject, that, in the case of clauses (A), (B) and (C) above, (1) is required to be disclosed in the Prospectus and that is not so disclosed or (2) could reasonably be expected to have a Material Adverse Effect.

          (xv) Except as described in the Prospectus, neither the Company nor any of the Subsidiaries is a party to any union or collective bargaining agreement, and there is no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of the Subsidiaries nor, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries, except, in each case, as could not reasonably be expected to have a Material Adverse Effect.

          (xvi) Except as described in the Prospectus, neither the Company nor any of the Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), which could reasonably be expected to have a Material Adverse Effect.

          (xvii) Each of the Company and the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate their respective properties and to conduct their businesses, except where the failure to have such permits could not reasonably be expected to have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or could result in any other material impairment of the rights of the holder of any such permit, except as could not reasonably be expected to have a Material Adverse Effect; and, except as described in the Prospectus, such permits contain no restrictions that are or will be materially burdensome to the Company or such Subsidiary, as the case may be.

          (xviii) Each of the Company and the Subsidiaries has (A) good and marketable title to all of the properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances and restrictions (except for liens granted pursuant to the Frontier Credit Facility) and (B) peaceful and undisturbed possession under all material leases to which any of them is a party as lessee and each of which lease is valid and binding and no default exists thereunder, except for defaults that could not reasonably be expected to have a Material Adverse Effect. All material leases to which the Company or any of its Subsidiaries is a party are valid and binding and no default by the Company or such Subsidiary, as the case may be, has occurred and is continuing thereunder and, to the best knowledge of the Company, no material defaults by the landlord are existing under any such lease, except those defaults that could not reasonably be expected to have a Material Adverse Effect.

          (xix) Except as disclosed in the Prospectus, each of the Company and the Subsidiaries owns, possesses or has the right to employ all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the "Intellectual Property") presently employed by it in connection with the businesses now operated by it, or that are proposed to be operated by it, free and clear of and without violating any right, claimed right, charge, encumbrance, pledge, security interest, restriction or lien of any kind of any other person (except for liens granted pursuant to the Frontier Credit Facility), and none of the Company or any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing. The use of the Intellectual Property in connection with the business and operations of the Company or any of its Subsidiaries does not infringe on the rights of any person, except such infringements as could not reasonably be expected to have a Material Adverse Effect.

          (xx) The Company and each of the Subsidiaries have (A) filed all federal, state and local and foreign tax returns that are required to be filed through the date hereof, and all such tax returns are true, complete and accurate in all material respects, or (B) received valid extensions thereof and have paid all taxes shown on such returns and all assessments received by them except where, in the case of state and local and foreign tax returns, the failure to file in clause (A), or extend the due date of or pay the same in clause (B), in the aggregate, could not reasonably be expected to have a Material Adverse Effect; the Company has no knowledge of any tax deficiency that has been or might be asserted against the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect; to the Company's best knowledge, all tax liabilities are adequately provided for on the consolidated books of the Company.

          (xxi) Neither the Company nor any of the Subsidiaries is (i) an "investment company" or (ii) a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

          (xxii) There are no contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Act that have not been filed as exhibits to the Registration Statement.

          (xxiii) There are no holders of securities of the Company who, by reason of the execution by the Company of this Agreement or any other Operative Document or the consummation by the Company of the transactions contemplated hereby and thereby, have the right to request or demand that the Company register under the Act or analogous foreign laws and regulations securities held by them.

          (xxiv) Each of the Company and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that:
  (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto.

          (xxv) In accordance with customary industry practices, the Company and each of its Subsidiaries maintains insurance covering their properties, operations, personnel and business, insuring against such losses and risks as are consistent with industry practice to protect the Company and its Subsidiaries and their respective businesses. Neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

          (xxvi) Neither the Company nor any of the Subsidiaries has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes or
  (B) except as permitted by Regulation M under the Exchange Act, since the date of the Prospectus or the Registration Statement (1) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes or
  (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of the Subsidiaries.

          (xxvii) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

          (xxviii)   None of the execution, delivery and performance of this
  Agreement, the issuance and sale of the Notes, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated by the Company as set forth in the Prospectus, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

          (xxix) Except as disclosed in the Registration Statement and the Prospectus, and any amendments or supplements thereto, no relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus.

          (xxx) The Company has (A) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of its Subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (B) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (C) to date, has implemented that plan in accordance with that timetable. Based on the foregoing, the Company believes that all computer applications (including those of the Company's suppliers, vendors and customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (xxxi) The accountants who have certified the financial statements included as part of the Prospectus or incorporated by reference therein are independent accountants. The historical consolidated financial statements incorporated by reference in the Prospectus, together with related schedules and notes thereto, of the Company comply as to form in all material respects with the requirements applicable to registration statements on Form S-3 under the Act and present fairly in all material respects the financial condition, results of operations, shareholders' equity and cash flow and other information purported to be shown therein of the Company and its consolidated Subsidiaries at the dates and for the periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented unless otherwise stated therein. The pro forma financial statements included in the Prospectus have been prepared on a basis consistent with the historical statements of the Company incorporated by reference in the Prospectus, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly in all material respects the historical and proposed transactions contemplated by this Agreement, the asset purchase and sale agreement relating to the El Dorado Acquisition and the other Operative Documents; and such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X of the Act. The other financial and statistical information and data included in the Prospectus, derived from the historical and pro forma financial statements, are accurately presented in all material respects and are prepared on a basis consistent with the financial statements, historical and pro forma, included in the Prospectus or incorporated by reference therein and the books and records of the Company and the Subsidiaries, as applicable. The pro forma financial information and the "Unaudited Pro Forma Consolidated Financial Information" included in the Prospectus that gives effect to the issuance of the Notes and borrowings under the Frontier Credit Facility, the application of the net proceeds therefrom and the other transactions and events specified therein have been properly compiled on the basis of the assumptions set forth with respect thereto.

          (xxxii) There are no contracts, indentures, mortgages, loan agreements, notes, leases or other agreements or instruments or other documents (collectively, "Documents") required to be described or referred to in the Prospectus other than those described or referred to therein; all descriptions of Documents in the Prospectus are accurate in all material respects and present fairly the information described therein.

          (xxxiii) Neither the Company nor any of the Subsidiaries intends to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. The present fair saleable value of the assets of each of the Company and the Subsidiaries exceeds the amount that it will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. The assets of each of the Company and the Subsidiaries do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Upon the issuance of the Notes, the present fair saleable value of the assets of each of the Company and the Subsidiaries will exceed the amount that it will be required to be paid on or in respect of its existing debts and other liabilities (including contingent liabilities) as they become absolute and matured. Upon the issuance of the Notes, the assets of each of the Company and the Subsidiaries will not constitute unreasonably small capital to carry out its businesses as now conducted, including its capital needs, taking into account the projected capital requirements and capital availability.

          (xxxiv)   Other than as contemplated by this Agreement, there are no contracts, agreements or understandings between the Company or any of the Subsidiaries and any other person that would give rise to a valid claim against the Company or any of the Subsidiaries or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes.

          (xxxv) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

          (xxxvi) There exist no conditions that would constitute a default (or an event which with notice or the lapse of time, or both, would constitute a default) under the following agreements relating to the El Dorado Acquisition: the asset purchase and sale agreement, the refined products offtake agreement, the crude supply agreement, the cogeneration facility sub-sublease agreement and the terminal agreement (the "Acquisition Documents").

     The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 8 hereof, counsel for the Company and counsel for the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

     6.   INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless (i) the Underwriters, (ii) each person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of the Underwriters or any controlling person to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Underwriters furnished to the Company by or on behalf of the Underwriters expressly for use therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including under this Agreement.

          (b) The Underwriters agree to indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of the Company or any controlling person to the fullest extent lawful, from and against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which it or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to the Underwriters furnished to the Company by or on behalf of the Underwriters expressly for use therein; provided, however, that in no case shall the Underwriters be liable or responsible for any amount in excess of the discounts and commissions received by the Underwriters, as set forth in the Prospectus. This indemnity will be in addition to any liability that the Underwriters may otherwise have, including under this Agreement.

          (c)  Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability that it may have under this Section 6 or otherwise except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent, provided that such consent was not unreasonably withheld.

     7. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 is for any reason held to be unavailable or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and the Underwriters, on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company and the Underwriters may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on one hand, and the Underwriters, on the other hand, from the offering of the Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as
(i) the total proceeds from the offering of Notes (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (ii) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the Prospectus. The relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Underwriters be required to contribute any amount in excess of the amount by which the underwriting discounts and commissions applicable to the Notes purchased by the Underwriters pursuant to this Agreement exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, (A) each person, if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of the Underwriters or any controlling person shall have the same rights to contribution as the Underwriters, and (A) each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent, provided that such written consent was not unreasonably withheld.

     8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Notes, as provided herein, shall be subject to the satisfaction of the following conditions:

          (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied in all material respects with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          (b) The Prospectus, as amended or supplemented, shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing thereby. Prior to such Closing Date, no stop order with respect to the effectiveness of the Registration Statement or any part thereof shall have been issued under the Act by the Commission, and at such Closing Date no proceedings therefore shall be pending or, to the knowledge of the Company, threatened and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with by the Company.

          (c) The Prospectus shall have been printed and copies distributed to the Underwriters not later than 10:00 a.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Underwriters may agree.

          (d) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Notes; and no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company, threatened against, the Company, or any of the Subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

          (e) Since the dates as of which information is given in the Prospectus, (i) there shall not have been any material change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of the Subsidiaries from that set forth in the Prospectus, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its Subsidiaries on any class of its capital stock and (iii) other than pursuant to this Agreement, neither the Company nor any of the Subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are or will be material, individually or in the aggregate, to the Company and the Subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included or incorporated by reference in the Prospectus. Since the date hereof and since the dates as of which information is given in the Prospectus, there shall not have occurred any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the business, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole.

          (f) The Underwriters shall have received a certificate, dated the Closing Date, signed on behalf of the Company by two senior officers, one of whom must be its Chief Financial

Officer, in form and substance satisfactory to the Underwriters, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c), (d) and
(e) of this Section 8 and that, as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed.

          (g) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters and counsel for the Underwriters, of Andrews & Kurth L.L.P., counsel for the Company, substantially to the effect set forth in Exhibit A hereto.

          (h) At the time this Agreement is executed and at the Closing Date, the Underwriters shall have received from Arthur Andersen LLP, independent public accountants, dated as of the date of this Agreement and as of the Closing Date, customary comfort letters addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters and counsel for the Underwriters with respect to the financial statements and certain financial information of the Company and its Subsidiaries contained and/or incorporated by reference in the Prospectus.

          (i) The Underwriters shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, of Vinson & Elkins L.L.P., counsel for the Underwriters, covering such matters as are customarily covered in such opinions.

          (j) Vinson & Elkins L.L.P. shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (k) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

          (l) The Company and the Trustee shall have entered into the Indenture, and the Underwriters shall have received counterparts, conformed as executed, thereof.

          (m) On the Closing Date, either (i) the El Dorado Acquisition shall be consummated simultaneously with the closing of the Offering, or (ii) if the El Dorado Acquisition is not consummated simultaneously with the closing of the Offering, the Company shall have deposited at least $5,576,363.00 in immediately available funds into the Escrow Account.

          (n) The Company, the Trustee and the Escrow Agent shall have entered into the Escrow Agreement and the Underwriters shall have received copies of executed counterparts thereof.

     All opinions, certificates, letters and other documents required by this
Section 8 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters. The Company will furnish the

Underwriters with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request.

     9. UNDERWRITERS' INFORMATION. The Company and the Underwriters acknowledge that the statements with respect to the offering of the Notes set forth in the third, fifth, sixth and seventh paragraphs under the heading "Underwriting" in the Prospectus constitute the only information furnished in writing by the Underwriters expressly for use in the Prospectus.

     10. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Sections 4(h) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, any controlling person thereof, or by or on behalf of the Company or any controlling person thereof, and shall survive delivery of and payment for the Notes to and by the Underwriters. The representations contained in Section 5 and the agreements contained in Sections 4(h), 6, 7 and 11(d) shall survive the termination of this Agreement, including any termination pursuant to Section 11.

     11.  EFFECTIVE DATE OF AGREEMENT; TERMINATION.

          (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

          (b) The Underwriters shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Underwriters, without liability (other than with respect to Sections 6 and 7) on the Underwriters' part to the Company if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Underwriters hereunder as provided in
Section 8 is not fulfilled when and as required in any material respect, (iii) any material adverse change shall have occurred since the date as of which information is given in the Prospectus in the condition (financial or otherwise), business, properties, assets, liabilities, prospects, net worth, results of operations or cash flows of the Company and its Subsidiaries, taken as a whole, other than as set forth in the Prospectus, or (iv) (A) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Underwriters will in the immediate future materially disrupt, the market for the Company's securities or for securities in general,
(B) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange or the Nasdaq National Market, or by such exchange or other regulatory body or governmental authority having jurisdiction,
(C) a banking moratorium shall have been declared by federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared, (D) there is an outbreak or escalation of armed hostilities involving the United States on or after the date hereof, or if there has been a declaration by the

United States of a national emergency or war, the effect of which shall be, in the Underwriters' judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Prospectus, or (E) there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Underwriters' judgment, makes it inadvisable or impracticable to proceed with the delivery of the Notes as contemplated hereby.

          (c) Any notice of termination pursuant to this Section 11 shall be by telephone, or facsimile and, in either case, confirmed in writing by letter.

          (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to clause (iv) of Section 11(b), in which case each party will be responsible for its own expenses), or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and expenses of Underwriters' counsel), incurred by the Underwriters in connection herewith.

     12. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Underwriters, shall be mailed, delivered, or telecopied and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to Bear, Stearns & Co. Inc., Lehman Brothers and Warburg Dillon Read LLC, c/o Bear Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department, telecopy number
(212) 272-3092, with a copy to Vinson & Elkins L.L.P., 2300 First City Tower, 1001 Fannin Street, Houston, Texas 77002, Attention: T. Mark Kelly, telecopy number (713) 615-5531; and if sent to the Company, shall be mailed, delivered, telecopied and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to 10000 Memorial Drive, Suite 600, Houston, Texas 77024-3411, Attention: Corporate Secretary, telecopy number (713) 688-0616, with a copy to Andrews & Kurth L.L.P., Chase Tower, 600 Travis, Suite 4200, Houston, Texas 77002, Attention: Christopher S. Collins, telecopy number (713) 220-4285.

     13. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from the Underwriters.

     14. CONSTRUCTION. This Agreement shall be construed in accordance with the internal laws of the State of New York. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

     15. CAPTIONS. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

     16. COUNTERPARTS. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

     17. PARTIAL INVALIDITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     If the foregoing correctly sets forth the understanding among the Underwriters and the Company please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                    Very truly yours,

                                    FRONTIER OIL CORPORATION


                                    By:    /s/  Julie H. Edwards
                                         ---------------------------------------
                                          Name:    Julie H. Edwards
                                          Title:   Senior Vice President-Finance
                                                   and Chief Financial Officer
Accepted and agreed to as of
the date first above written:


BEAR, STEARNS & CO. INC.
LEHMAN BROTHERS
WARBURG DILLON READ LLC

By:  Bear, Stearns & Co. Inc.


By:  /s/ Stephen Straty
   ----------------------------------
   Name:     Stephen Straty
   Title:    Senior Managing Director

                                   EXHIBIT A

                   FORM OF OPINION OF ANDREWS & KURTH L.L.P.


     1. The Company has been duly and validly incorporated and is validly existing as a corporation in good standing under the laws of the State of Wyoming, and is qualified to do business and is in good standing in each jurisdiction listed on Annex A/1/; and the Company has all necessary corporate power required to own, lease and operate its properties and conduct its business as described in the Prospectus.

     2. Each of the Company's subsidiaries listed on Annex B ("Subsidiaries")/2/ has been duly and validly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and is qualified to do business and is in good standing in each jurisdiction listed on Annex A/3/; and each such Subsidiary has all necessary corporate power required to own, lease and operate its properties and to conduct its business as described in the Prospectus.

     3. All the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and are validly issued and outstanding, are fully paid and nonassessable, and are owned by the Company of record and to the best knowledge of such counsel, (A) beneficially and (B) free and clear of all liens, encumbrances, equities, security interests or claims of any nature whatsoever, except as specified in the Underwriting Agreement; and neither the Company nor any of its Subsidiaries has granted any outstanding options, warrants or commitments with respect to any shares of its capital stock, whether issued or unissued, except as otherwise described in the Prospectus, and except for subsequent issuances, if any, pursuant to reservations or agreements referred to therein.

     4. The Company has an authorized capitalization as set forth in the Prospectus, and to the knowledge of such counsel, except as set forth in paragraph 3 above, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company.

     5. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes as provided therein.

----------

     /1/ Such jurisdictions where the Company has represented that the Company conducts business.

     /2/ Frontier Holdings Inc., Frontier Refining & Marketing Inc., Frontier Oil and Refining Company, Frontier Pipeline Inc., Frontier Refining Inc. and Frontier El Dorado Refining Company.

     /3/ Such jurisdictions where the Company has represented that the Subsidiaries conduct business.

     6. To such counsel's knowledge, except as may be required under applicable state securities and Blue Sky laws, as to which such counsel need express no opinion, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance by the Company of the Underwriting Agreement or any of the other Operative Documents to which it is party, except such as have been obtained and made or have been disclosed in the Prospectus.

     7. Neither the Company nor any of the Subsidiaries is (i) an "investment company" or (ii) a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

     8. The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.

     9. The Indenture has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee and the Underwriters, is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

     10. The Escrow Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee and the Escrow Agent, is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

     11. The Notes have been duly and validly authorized by the Company for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms thereof, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

     12. The asset purchase and sale agreement, the refined products offtake agreement, the crude supply agreement, the cogeneration facility sub-sublease agreement and the terminal agreement, in each case executed in connection with the El Dorado Acquisition (the "Acquisition Documents"), have been duly and validly authorized, executed and delivered by the Company or one of its Subsidiaries, as the case may be, enforceable against the Company or such Subsidiary in accordance with its terms, except as may be limited by bankruptcy, insolvency and other laws affecting creditors' rights generally, or by equitable principles; provided, however, with respect to the cogeneration facility sub-sublease agreement, such counsel may assume Kansas law is the same as Texas law.

     13. The transactions contemplated by the Acquisition Documents have been consummated as described in the Prospectus.

     14. None of the execution, delivery or performance by the Company of the Underwriting Agreement or any of the other Operative Documents to which it is a party violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or requires consent under, or results in the imposition of a lien or encumbrance on any properties of the Company or an acceleration of any indebtedness of the Company pursuant to (1) the charter or bylaws of the Company, (2) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument known to such counsel to which the Company is a party or by which the Company or its property is or may be bound, or (3) any judgment, order or decree known to such counsel of any court or governmental agency or authority having jurisdiction over the Company or any of its assets or properties.

     15. To the best of such counsel's knowledge, there is (A) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or threatened or contemplated to which the Company or any of its Subsidiaries is or may be a party or to which the business or property of the Company or any of its Subsidiaries is or may be subject, (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its Subsidiaries is or may be subject or to which the business, assets, or property of the Company or any of its Subsidiaries is or may be subject, that, in the case of clauses (A), (B) and
(C) above, is required to be disclosed in the Prospectus and that is not so disclosed fairly and accurately in all material respects.

     16. To the best of such counsel's knowledge, there are no holders of securities of the Company who, by reason of the execution by the Company of the Underwriting Agreement or any other Operative Document or the consummation by the Company and of the transactions contemplated hereby and thereby, have the right to request or demand that the Company register under the Act or analogous foreign laws and regulations securities held by them.

     17. The descriptions or references to material contracts or agreements of the Company or its Subsidiaries described in the Prospectus, to the extent they constitute summaries of legal matters or legal conclusions, are true and correct in all material respects.

     18. The statements in the Prospectus under the heading "Description of Indebtedness" insofar as it constitutes a summary of the 9% senior notes or the Frontier Credit Facility and under the heading "Description of Acquisition Documents" relating to the El Dorado Acquisition are true and correct in all material respects.

     19. All descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings set forth in the section titled "Business-- Government Regulation" are fair summaries thereof and fairly present the information required to be shown with respect to such matters.

     20. Assuming the proceeds from the offering of the Notes are applied as described in the Prospectus, none of the execution, delivery and performance of the Underwriting Agreement, the issuance and sale of the Notes, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated by the Company as set forth in the Prospectus, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System.

     21. The Notes and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus.

     In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company and representatives of the Underwriters at which the contents of the Prospectus and related matters were discussed and, although it does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus during the course of such participation, no facts came to its attention that caused such counsel to believe that the Prospectus (as amended or supplemented, if applicable), as of its date or the Closing Date, contained an untrue statement of a material fact or omitted to state any fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and related notes, the financial statement schedules and other financial and statistical data included therein).

                                    ANNEX A


CORPORATION (STATE OF INCORPORATION)                             STATES OF QUALIFICATION
------------------------------------                             -----------------------
Frontier Oil Corporation (Wyoming)............................   Colorado, Montana, North Dakota, Nebraska, Utah, Idaho, Kansas,
                                                                 Oklahoma, Texas

Frontier Holdings Inc. (Delaware).............................   Colorado

Frontier Refining & Marketing Inc. (Delaware).................   Colorado

Frontier Oil and Refining Company (Delaware)..................   Colorado, California, Illinois, Iowa, Missouri, Wisconsin,
                                                                 Minnesota, Idaho, Kansas, Montana, Nebraska, North Dakota,
                                                                 Oklahoma, South Dakota, Texas, Utah, Wyoming

Frontier Pipeline Inc. (Delaware).............................   Wyoming

Frontier Refining Inc. (Delaware).............................   Wyoming

Frontier El Dorado Refining Company (Delaware)................   Kansas

                                    ANNEX B

Frontier Holdings Inc., Frontier Refining & Marketing Inc., Frontier Oil and Refining Company, Frontier Pipeline Inc., Frontier Refining Inc. and Frontier El Dorado Refining Company

                                  SCHEDULE I


                                                          Amount of
Name of Underwriter                                    Notes Purchased
-------------------                                    ---------------
Bear, Stearns & Co. Inc................................   $114,000,000
Lehman Brothers........................................     38,000,000
Warburg Dillon Read LLC................................     38,000,000
                                                          ------------
     Total.............................................   $190,000,000
                                                          ============